SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                               September 18, 1998



                         CARNEGIE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



        Pennsylvania                       0-24579                 25-1806857
----------------------------            --------------           ---------------
(State or other jurisdiction            (SEC File No.)           (IRS Employer
of incorporation)                                                Identification
                                                                      Number)


17 West Mall Plaza, Pittsburgh, Pennsylvania                     15106-2404
--------------------------------------------                     ----------
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code: (412) 276-1266
                                                    --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                         CARNEGIE FINANCIAL CORPORATION

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

         On September 18, 1998, the board of directors of the registrant determined to engage S.R. Snodgrass, A.C. as its independent auditors for the fiscal year ended December 31, 1998. On September 14, 1998, the registrant notified Goff Ellenbogen Backa & Alfera, LLC ("GEBA"), its independent auditors for the fiscal years ended December 31, 1997 and 1996, of this determination and that GEBA would not continue to be engaged for the fiscal year ending December 31, 1998. On September 14, 1998, the registrant had orally advised GEBA that the board of directors of the registrant would likely consider this matter during a meeting on September 18, 1998. The determination to replace GEBA was approved by the full board of directors of the registrant.

         The reports of GEBA for the fiscal years ended December 31, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1997 and 1996 and during the period from December 31, 1997 to September 18, 1998, there were no disagreements between the registrant and GEBA concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

          (c)  Exhibits:

               Exhibit No. 16 - Letter regarding change in certifying accountant

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   CARNEGIE FINANCIAL CORPORATION



Date: September 22, 1998           By: /s/ Shirley Chiesa
                                       -----------------------------------------
                                       Shirley Chiesa
                                       President